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                                                                 EXHIBIT 11


                           DELL COMPUTER CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)





                                                                   FISCAL YEAR ENDED
                                                         -------------------------------------
                                                         FEBRUARY 2,   JANUARY 28,   JANUARY 29,
                                                            1997          1996          1995
                                                         ---------     ---------     ---------
Primary earnings per common share:

Calculation of weighted average shares (a):
  Weighted average shares of Common Stock
    outstanding ....................................         178.8         179.9         154.6
  Weighted average shares of common stock
    equivalents, utilizing the treasury stock method          13.0          14.3          11.6
                                                         =========     =========     =========
  Weighted average shares outstanding ..............         191.8         194.2         166.2
                                                         =========     =========     =========

Earnings:
  Net income available to common stockholders ......     $     518     $     260     $     140
                                                         =========     =========     =========

Earnings per common share (a)(b) ...................     $    2.77(f)  $    1.34     $     .85
                                                         =========     =========     =========

Fully diluted earnings per common share:

Calculation of weighted average shares (a):
  Weighted average shares of Common Stock
    outstanding ....................................         178.8         179.9         154.6
  Weighted average shares of common stock
    equivalents, utilizing the treasury stock method          17.7          13.6          13.7
  Assumed conversion of  Convertible Preferred Stock            .6(d)        3.9(c)       21.0
                                                         =========     =========     =========
  Weighted average shares outstanding ..............         197.1         197.4         189.3
                                                         =========     =========     =========

Earnings:
  Net income available to common stockholders ......     $     518     $     260     $     140
  Add:  preferred dividends ........................            --             1(e)          9
                                                         =========     =========     =========
  Adjusted net income available to common
     stockholders ..................................     $     518     $     261     $     149
                                                         =========     =========     =========

Earnings per common share (a)(b) ...................     $    2.70(f)  $    1.32     $     .79
                                                         =========     =========     =========


(a) All share and per share information has been retroactively restated to reflect the two-for-one split of the common stock distribution in December 1996. See Note 6 of Notes to Consolidated Financial Statements.

(b) Earnings (loss) per common share was calculated using the underlying data in thousands.

(c) Assumes conversion, at the beginning of fiscal 1996, of the 60,000 shares of outstanding Convertible Preferred Stock and assumes conversion of the remaining Convertible Preferred Stock (those shares which were converted in March 1995) for the period from the beginning of fiscal 1996 to the actual conversion date.

(d) Assumes conversion of the 60,000 shares of outstanding convertible preferred stock from the beginning of fiscal 1997 to the actual conversion date.

(e) Preferred dividends are exclusive of the conversion premium and expenses of the conversion offer. See Note 5 of Notes to Consolidated Finical Statements.

(f) Excludes extraordinary loss of $0.07 per common share. See Note 2 of Notes to Consolidated Financial Statements.